Exhibit (a)(1)(E)

Form W-8ECI

(Rev. February 2006)

Department of the Treasury Internal Revenue Service

Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States

Section references are to the Internal Revenue Code.

See separate instructions.

Give this form to the withholding agent or payer. Do not send to the IRS.

Note: Persons submitting this form must file an annual U.S. income tax return to report income claimed to be effectively connected with a U.S. trade or business (see instructions).

OMB No. 1545-1621

Do not use this form for:

Instead, use Form:

A beneficial owner solely claiming foreign status or treaty benefits

W-8BEN

A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b)

W-8EXP

Note: These entities should use Form W-8ECI if they received effectively connected income (e.g., income from commercial activities).

A foreign partnership or a foreign trust (unless claiming an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States)

W-8BEN or W-8IMY

A person acting as an intermediary

W-8IMY

Note: See instructions for additional exceptions.

Part I Identification of Beneficial Owner (See instructions.)

1 Name of individual or organization that is the beneficial owner

2 Country of incorporation or organization

3 Type of entity (check the appropriate box):

Individual

Partnership

Government

Private foundation

Simple trust

Grantor trust

International organization

Corporation

Complex trust

Central bank of issue

Disregarded entity

Estate

Tax-exempt organization

4 Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box.

City or town, state or province. Include postal code where appropriate.

Country (do not abbreviate)

5 Business address in the United States (street, apt. or suite no., or rural route).

Do not use a P.O. box. City or town, state, and ZIP code

6 U.S. taxpayer identification number (required—see instructions)

7 Foreign tax identifying number, if any (optional)

SSN or ITIN EIN

8 Reference number(s) (see instructions)

9 Specify each item of income that is, or is expected to be, received from the payer that is effectively connected with the conduct of a trade or business in the United States (attach statement if necessary)

Part II Certification

Sign Here

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

I am the beneficial owner (or I am authorized to sign for the beneficial owner) of all the income to which this form relates,

The amounts for which this certification is provided are effectively connected with the conduct of a trade or business in the United States and are includible in my gross income (or the beneficial owner’s gross income) for the taxable year, and

The beneficial owner is not a U.S. person.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

Signature of beneficial owner (or individual authorized to sign for the beneficial owner)

Date (MM-DD-YYYY)

Capacity in which acting

For Paperwork Reduction Act Notice, see separate instructions.

Cat. No. 25045D

Form W-8ECI (Rev. 2-2006)